EXHIBIT 99.1

SigmaTron International, Inc. Reports Year End Financial Results for Fiscal Year 2010

ELK GROVE VILLAGE, Ill., July 13, 2010 (GLOBE NEWSWIRE) -- SigmaTron International, Inc. (Nasdaq:SGMA), an electronic manufacturing services company, today reported revenues and earnings for the fiscal year ended April 30, 2010. Revenues decreased 8.4% to $122.5 million in fiscal year 2010 from $133.7 million in the prior year. Net income increased to $2.24 million in fiscal year 2010 compared to $1.95 million in fiscal 2009. Diluted earnings per share for the fiscal year ended April 30, 2010 were $0.58 compared to $0.51 in fiscal 2009.

For the fourth quarter of fiscal year 2010, revenues increased to $35.0 million compared to $27.2 million for the same quarter in the prior year. Diluted earnings per share for the fiscal year 2010 fourth quarter were $0.44 per share compared to $0.04 per share for the same period of fiscal 2009.

Commenting on SigmaTron's results, Gary R. Fairhead, President and Chief Executive Officer, said, "I am pleased to report our third consecutive profitable quarter and perhaps even more significant, a quarter in which our revenue grew nicely from the  levels in quarters two and three. While I have repeatedly pointed out that revenue levels are not always good indicators of financial performance in our industry because of the various types of services we offer and products we assemble, our increased revenue in the fourth quarter was generally across our entire customer base and I believe was indicative of improved levels of economic activity. If that trend continues, it should point to better days ahead for the Company as the U.S. and worldwide economies hopefully recover and grow.

"Our results for both the fourth quarter and fiscal 2010, were positively impacted by a gain recorded as required under Generally Accepted Accounting Principles (GAAP) for an insurance settlement made during the year. That gain was recorded as "other income" on the condensed consolidated statements of operations attached to the press release. Regardless, the fourth quarter pre-tax income was $1,284,899 excluding the results of the settlement.

"Similarly, the fiscal year 2010 results were positive when compared to fiscal 2009, aided in part by the gain from the insurance settlement which resulted in nominally higher net income and earnings per share this fiscal year. However, I believe that the primary point is that the revenue and earnings trend has been upward and positive for two quarters, and we have continuing momentum heading into the first quarter of fiscal 2011.

"The increased revenue levels during our fourth quarter have not been without some challenges to our business. Increased demands for components have significantly increased lead-times for many parts. Some vendors have been reluctant to increase capacity in the short term as the economic outlook remains too uncertain to justify the expense. In addition, increased commodity prices have also negatively affected our margins. The increasing demand and tight capacity have resulted in upward price pressure from our supply chain. Our ability to work with our customers and supply chain to manage this environment will be a big short term challenge.

"As previously mentioned, we are heading into the first quarter of fiscal 2011 with some positive momentum. Short term demand remains volatile, but in general it appears that our existing customer base has recovered to a higher revenue level. Equally important, we see more new product launches from our existing customers as they compete in their respective markets, which is always a positive sign.

"In addition, we have several new customers that are ramping up and have entered the aviation and medical markets through two of the new customers. Diversification of markets served is a constant objective. Finally, we remain engaged with several potential new customers in additional new markets, which could positively contribute to our results late in fiscal 2011 if we are awarded their business.

"In closing, the entire SigmaTron team takes satisfaction in reporting positive results for the fourth quarter and fiscal year after the difficult times we encountered the second half of fiscal 2009 and at the beginning of fiscal 2010. I want to thank our customers, supply chain, banks, our employees and our Board of Directors for their support and efforts during this difficult period."

Headquartered in Elk Grove Village, IL, SigmaTron International, Inc. is an electronic manufacturing services company that provides printed circuit board assemblies and completely assembled electronic products. SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois, Acuna and Tijuana, Mexico, Hayward, California and Suzhou-Wujiang, China. SigmaTron International, Inc. maintains engineering and materials sourcing offices in Taipei, Taiwan.

Note: This press release contains forward-looking statements. Words such as "continue," "anticipate," "will," "expect," "believe," "plan," and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the Company. Because these forward-looking statements involve risks and uncertainties, the Company's plans, actions and actual results could differ materially. Such statements should be evaluated in the context of the risks and uncertainties inherent in the Company's business including the Company's continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; pricing pressures from our customers, suppliers and the market; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of our operating results; the results of long-lived assets impairment testing; the variability of our customers' requirements; the availability and cost of necessary components and materials; the ability of the Company and our customers to keep current with technological changes within our industries; regulatory compliance; the continued availability and sufficiency of our credit arrangements; changes in U.S., Mexican, Chinese or Taiwanese regulations affecting the Company's business; the current turmoil in the global economy and financial markets; the stability of the U.S., Mexican, Chinese and Taiwanese economic systems, labor and political conditions; currency exchange fluctuations; and the ability of the Company to manage its growth. These and other factors which may affect the Company's future business and results of operations are identified throughout the Company's Annual Report on Form 10-K and as risk factors and may be detailed from time to time in the Company's filings with the Securities and Exchange Commission. These statements speak as of the date of such filings, and the Company undertakes no obligation to update such statements in light of future events or otherwise unless otherwise required by law.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	April 30,	April 30,	April 30,	April 30,
	2010	2009	2010	2009

Net sales	$34,982,520	$27,162,869	$122,476,340	$133,744,642

Cost of products sold	30,148,223	24,500,775	108,719,103	117,769,739

Gross profit	4,834,297	2,662,094	13,757,237	15,974,903

Selling and administrative expenses	3,378,059	2,262,606	10,826,880	11,591,440

Operating income	1,456,238	399,488	2,930,357	4,383,463

Other (income) expense	(1,062,491)	395,070	(434,972)	1,491,338

Income from operations before income tax	2,518,729	4,418	3,365,329	2,892,125

Income tax expense (income)	804,477	(132,247)	1,120,786	936,278

Net income	$1,714,252	$136,665	$2,244,543	$1,955,847

Net income per common share -- basic	$0.45	$0.04	$0.59	$0.51

Net income per common share -- assuming dilution	$0.44	$0.04	$0.58	$0.51

Weighted average number of common equivalent shares outstanding - assuming dilution	3,883,645	3,822,556	3,863,505	3,859,526

CONDENSED CONSOLIDATED BALANCE SHEETS

	April 30,	April 30,
	2010	2009

Assets:

Current assets	$69,332,932	$59,622,532

Machinery and equipment-net	25,176,664	26,200,578

Intangible assets	363,671	608,887
Other assets	822,341	699,379

Total assets	$95,695,608	$87,131,376

Liabilities and shareholders' equity:

Current liabilities	$27,165,130	$16,055,185

Long-term obligations	20,867,271	25,674,306

Stockholders' equity	47,663,207	45,401,885

Total liabilities and stockholders' equity	$95,695,608	$87,131,376
CONTACT: SigmaTron International, Inc.
         Linda K. Frauendorfer
         1-800-700-9095